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Exhibit 4.2

Stolt Tankers Joint Service Agreement
Addendum of 03/02/00

ADDENDUM

Dated: March 2, 2000

BETWEEN:

(1)
STOLT TANKERS INC. ("STI") of 80 Broad Street, Monrovia, Liberia; and

(2)
STOLT PARCEL TANKERS INC. ("SPTI") of 80 Broad Street, Monrovia, Liberia, BARTON PARTNER LIMITED ("Barton") and BIBBY POOL PARTNER LIMITED ("Bibby") each of 105 Duke Street, Liverpool L1 5JQ, England, UNICORN TANKERS (INTERNATIONAL) LIMITED ("Unicorn") of Douglas, Isle of Man, REDERI AB SUNSHIP of Halmstad, Sweden and NYK STOLT TANKERS S.A. of 23-5 Nishi-Shinbasi, 3-Chome, Minato-Ku, Tokyo 105, Japan ("NYK Stolt") (together "the Owners").

ADDENDUM TO a restated Joint Service Agreement dated 12 November 1997 ("the Agreement") made between STI and the Owners on the terms and subject to the conditions of which the parties to the Agreement agreed to trade their respective vessels as part of a Joint Service.

WHEREAS:

STI have requested that the Owners agree to replace Schedules 1, 2, 3 and 4 to the Agreement ("the Old Schedules") with revised schedules 1, 2, 3 and 4 ("the Revised Schedules") which the Owners have agreed to do on the terms and subject to the conditions of this Addendum.

IT IS AGREED THAT:

1    Definitions and Interpretation

  1.1
  Unless the context otherwise requires, all words and expressions defined in the Agreement shall have the same meaning when used in this Addendum; words denoting the plural number shall be deemed to include the singular, and words denoting persons shall be deemed to include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental authorities and vice versa.

  1.2
  References to Clauses, Recitals, the Schedule and Appendices are to clauses of and the recitals, schedule and appendices to this Addendum; references to this Addendum include the Recitals, Schedule and Appendices, and references in this Addendum to any document are (unless the context otherwise requires) to be interpreted as references to that document as amended, novated, supplemented or replaced from time to time.

2    Amendments

  With effect from the date hereof the Old Schedules shall be deleted and replaced by the Revised Schedules which are attached to this Addendum at Appendix A, Appendix B, Appendix C and Appendix D.

3    Miscellaneous Provisions

  3.1
  With effect from the date hereof this Addendum shall be construed with and shall constitute an instrument supplemental to the Agreement. Save as otherwise provided herein and as hereby expressly varied and supplemented the Agreement shall remain valid and binding and in full force and effect.

  3.2
  Notwithstanding that the Old Schedules have with effect from the date hereof been replaced by the Revised Schedules, any claims arising from the Old Schedules remain valid and are not extinguished by the deletion of the Old Schedules. The replacement of the Old Schedules by the Revised Schedules shall be without prejudice to all and any outstanding claims under the Old Schedules and without prejudice to the rights and obligations of the parties under the agreement dated 12 November 1997 made between STI, SPTI, Barton, Bibby, Unicorn and Shipagency Limited, as amended by Addendum No. 1 thereto dated 10 December 1997.

4    Communications, Law and Jurisdiction

  The provisions of Articles 11 and 12 of the Agreement shall apply to this Addendum as if they were set out in full and as if references to the Agreement were references to the Agreement as amended by this Addendum.

IN WITNESS of which the parties hereto have executed this Addendum the day and year first before written.

SIGNED		SIGNED
By		By
	for and on behalf of STOLT TANKERS INC. in the presence of:-		for and on behalf of STOLT PARCEL TANKERS INC. in the presence of:-
SIGNED		SIGNED
By		By
	for and on behalf of BARTON PARTNER LIMITED in the presence of:-		for and on behalf of NYK STOLT TANKERS S.A. in the presence of:-
SIGNED		SIGNED
By		By
	for and on behalf of UNICORN TANKERS (INTERNATIONAL) LIMITED in the presence of:-		for and on behalf of REDERI AB SUNSHIP in the presence of:-
SIGNED
By
for and on behalf of BIBBY POOL PARTNER LIMITED in the presence of:-

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  Exhibit 4.2
Stolt Tankers Joint Service Agreement Addendum of 03/02/00
ADDENDUM